Exhibit 16

May 28, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements included under Item 4.01 of Form 8-K/A filed on May 28, 2014 of Trans-Pacific Aerospace Company, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

Houston, Texas